UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

California	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 280 Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-8462

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VANI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of Vivani Medical, Inc. (“Vivani” or “Company”) was held on June 15, 2023 (the “Annual Meeting”). Holders of 35,548,694 shares of Vivani’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Vivani at the annual meeting.

Proposal 1: The stockholders elected each of the five director nominees to the Board of Directors of the Company (the “Board”) to serve until the 2024 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, as set forth below:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Williams	28,610,760	466,881	6,471,052
Aaron Mendelsohn	28,694,356	383,285	6,471,052
Dean Baker	29,005,584	72,057	6,471,052
Alexandra Larson	29,005,855	71,786	6,471,052
Adam Mendelsohn	29,007,613	70,028	6,471,052

Proposal 2: The stockholders, on an advisory basis, ratified the appointment of BPM, LLP as Vivani’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,330,026	73,358	145,310	0

Proposal 3: The stockholders approved a proposed reincorporation pursuant to which the Company will change the state of its incorporation from California to Delaware, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,968,542	103,485	5,614	6,471,052

Proposal 4A: The stockholders approved a proposal to include a provision of the Company’s new Certificate of Incorporation in Delaware (the “Delaware Charter”) disallowing cumulative voting, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,761,039	218,095	98,507	6,471,052

Proposal 4B: The stockholders approved a proposal to include a provision of the Delaware Charter limiting the Company’s stockholders’ right to remove directors without cause, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,074,961	988,192	14,488	6,471,052

Proposal 4C: The stockholders approved a proposal to include a provision of the Company’s new Bylaws in Delaware (the “Delaware Bylaws”) permitting only the Board to call special meetings, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,713,084	723,481	1,641,076	6,471,052

Proposal 4D: The stockholders approved a proposal to include provisions of the Delaware Charter and Bylaws disallowing action by written consent of stockholders, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,695,069	666,911	1,715,661	6,471,052

Proposal 4E: The stockholders approved a proposal to include a provision of the Delaware Charter providing that, unless Vivani Delaware consents in writing to the selection of an alternate forum, certain intra-corporate claims may be brought exclusively in the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, the other state or federal courts in the State of Delaware), as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,299,674	130,461	1,647,506	6,471,052

Proposal 4F: The stockholders approved a proposal to include a provision of the Delaware Charter requiring any complaint asserting a cause of action under the Securities Act of 1933 to be brought exclusively in the federal district courts of the United States, unless the Company consents in writing to the selection of an alternative forum, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,315,559	116,065	1,646,017	6,471,052

Proposal 5: The stockholders, on a non-binding advisory basis, approved the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,751,018.	256,320	70,303.	6,471,052

Proposal 6: A proposal to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof was not called to a vote because there were sufficient votes in favor of the foregoing proposals.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: June 16, 2023	By:	/s/ Adam Mendelsohn
Name: Adam Mendelsohn
Title: Chief Executive Officer